Exhibit 10.1
THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT
     This Third Amendment to Credit and Security Agreement (“Third Amendment”) is entered into as of June 7, 2007, by and among Synergetics, Inc., a Missouri corporation (“Synergetics”), and Synergetics USA, Inc., a Delaware corporation (“Synergetics USA”), (individually, a “Borrower” and together, the “Borrowers”), and Regions Bank (“Lender”).
RECITALS
     A. Borrowers and Lender entered into a certain Credit and Security Agreement dated as of March 13, 2006, as heretofore amended by First Amendment (the “First Amendment”) dated as of September 26, 2006 and by Second Amendment (the “Second Amendment”) dated as of December 8, 2006 (as so amended, the “Existing Credit Agreement”).
     B. Effective on or prior to the date of this Third Amendment, Lender has purchased the loan of Wachovia Bank to Borrowers heretofore made under the Existing Credit Agreement and is currently the sole Lender to Borrowers under the Existing Credit Agreement.
     C. Borrowers and Lenders desire to amend the Existing Credit Agreement as hereinafter provided.
     D. The Existing Credit Agreement and this Third Amendment constitute the “Credit Agreement” from and after the effectiveness of this Third Amendment.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Lenders and Agent agree as follows:
     1. Defined Terms. Each term used herein without definition or a modification to definition shall have the same meaning as set forth in the Existing Credit Agreement.
     2. Sole Lender. From and after the effectiveness of this Third Amendment, all references in the Credit Agreement to “Wachovia” are hereby deleted and all references to “Agent” or “Lender” or “Lenders” shall mean Regions Bank as the sole Lender under the Credit Agreement.
     3. Credit Agreement Amendments. The Existing Credit Agreement is hereby amended as follows, effective upon fulfillment of conditions set forth in Section 4 of this Third Amendment:
     A. Section 1.2, entitled “Primary Definitions,” is hereby amended by modifying the following definitions:
(1)	“Borrowing Base” means, at any time and subject to change from time to time in Lenders’ sole discretion, the lesser of:

(a)	the Revolving Loan Commitment, or

(b)	the sum of
(i)	up to 85% of Eligible Accounts, plus

(ii)	up to the lesser of (A) 50% of Eligible Inventory or (B) $4,250,000.
Lender reserves the right to adjust the percentages and maximums stated above as a result the Field Audit in Lender’s reasonable discretion.
(2)	The definition of “Collateral” is hereby amended by adding the following to the end of the definition thereof:
“Anything to the contrary in this Agreement notwithstanding, from and after the effectiveness of the Third Amendment, there shall be deleted from this definition and from the Collateral all Accounts owed by an account debtor outside the United States (“Foreign Accounts”) and all general intangible rights of Borrower under foreign accounts insurance now and hereafter obtained by Borrower to insure Foreign Accounts.”
(3)	Item (6) under the definition of “Eligible Accounts” is hereby amended to read as follows in its entirety:
“(6) Accounts owed by an account debtor located outside the United States;”
(4)	A new definition, “Field Audit”, is hereby added to read as follows in its entirety:
“‘Field Audit’ means the one-time field audit (to be conducted within ninety (90) days of the date of the Third Amendment) of the facilities properties, books, records and Collateral of Borrowers as provided in Section 6.2 hereof.”
(5)	“Fixed Charge Coverage Ratio” means consolidated EBITDA less unfinanced Capital Expenditures, cash taxes paid or due, and distributions (including dividend distributions) divided by Current Maturities of Long Term Debt and cash interest expense paid or due plus all payments to Iridex (and Borrowers represent and warrant that the required payments are $800,000 annually, with first payment due April 15, 2008).

(6)	“Foreign Accounts” is defined within the definition of Collateral.

(7)	“Foreign Accounts and Insurance Security Interest” is defined in Section 10.10 hereof.

(8)	“‘Notes’ and ‘Revolving Notes’ mean the Third Amended and Restated Revolving Note attached to the Third Amendment as Exhibit A, which replaces (without novation) the Second Amended and Restated Revolving Notes referred to in the Second Amendment.”

(9)	“‘Revolving Loan Commitment’ means $8,500,000, unless in either case said amount is reduced pursuant to Section 2.10(b) hereof, in which event it means the aggregate amount to which said amount is reduced.”

(10)	“Termination Date” means December 1, 2008.”
     B. Section 2.16, entitled “Fees,” is hereby amended by adding the following subsection (c):
“(c)	Borrowers agree to pay Lender its costs incurred in connection with the Field Audit.”
     C. Subsections (c) and (d) to Section 6.1, entitled “Reporting Requirements,” are hereby amended to read as follows in their entirety:
“(c)	Within 30 days after the end of each month, agings of the Borrowers’ accounts receivable and their accounts payable report as at the end of such month.

(d)	As soon as available, and in any event within 30 days after the end of each month (or more frequently if requested by Lender), a Borrowing Base certificate in a form acceptable to the Lender (currently, the form attached to the Third Amendment as Exhibit C, showing the computation of the Borrowing Base as of the close of business on the last day of the immediately preceding fiscal month (except that Inventory calculations may be updated not less than every 60 days), prepared by the Borrowers and certified by the Borrowers’ chief financial officer.”
     D. Section 6.11, entitled “Maximum Leverage Ratio,” is hereby amended to read as follows in its entirety:
“Section 6.11 Maximum Leverage Ratio. The Borrowers will not, as of the end of the fiscal quarter ending April 30, 2007, allow their Leverage

Ratio to be greater than 3.90 to 1.00, and will not, as of the end of each subsequent fiscal quarter allow their Leverage Ratio to be greater than 3.75 to 1.00”
     E. Section 10.10, entitled “Release of Collateral,” is hereby amended by adding the following sentence:
“Lender, upon the effectiveness of the Third Amendment and the execution and delivery by Borrower of the Foreign Accounts Credit Agreement (as defined in Section F to this Third Amendment), hereby releases the security interest granted to Lender in all of its Foreign Accounts and in all general intangible rights of Borrowers under any and all insurance insuring the collection of Foreign Accounts (the “Foreign Accounts and Insurance Security Interest”). Effective at such time as payment in full is made of all obligations of Borrower under, and termination of, the Foreign Accounts Credit Agreement and all payments and requirements have been made and accomplished as required under the Foreign Accounts Insurance, including without limitation, the assignment to the Insurer of all Accounts as to which a claim shall have been made under the Foreign Accounts Insurance, Borrower agrees to grant a security interest in the Foreign Accounts to Lender (or if at such time there are one or more co-lenders under this Credit Agreement, to Regions Bank as Agent for the benefit of all such Lenders), and any proceeds thereafter received from the insurer of the Foreign Accounts will be applied to reduce the principal amount of Advances outstanding, and item (6) under the definition of “Eligible Accounts” as in effect prior to this Third Amendment will be reinstated as set forth in the Existing Credit Agreement.
     F. Lender and Borrowers acknowledge that: (i) Borrowers and Lender are entering into a certain Foreign Accounts Credit and Security Agreement (“Foreign Accounts Credit Agreement”); (ii) when executed and delivered, the Indebtedness to be incurred thereunder will constitute Indebtedness permitted to be incurred under Section 7.2 of the Existing Credit Agreement, entitled “Indebtedness”; and (iii) the Foreign Accounts and Insurance Security Interest to be granted to Regions to secure such Indebtedness will constitute a “Permitted Encumbrance” under the definition thereof and Section 7.1 of the Existing Credit Agreement, entitled “Liens”.
     G. Lender and Borrowers acknowledge that the following Indebtedness of Borrowers to Lender constitutes Indebtedness permitted under Section 7.2 of the Existing Credit Agreement and that the liens securing such Indebtedness are Permitted Encumbrances under the definition thereof and Section 7.1 of the Existing Credit Agreement:
(i)	equipment loan in current principal amount of $594,474;

(ii)	equipment loan in current principal amount of $784,709;

(iii)	$1,000,000 equipment purchase line of credit;

(iv)	two industrial revenue bond real estate financings of $2,087,292 and $2,099,959, respectively, in favor of Synergetics Development Company (wholly owned subsidiary of Synergetics); and

(v)	real estate mortgage loan to Synergetics Development Company in current principal amount of $153,750.
     4. Representations and Warranties. The Borrowers jointly and severally hereby represent and warrant to the Lender as follows:
     (a) This Third Amendment and the Revolving Note have been duly and validly executed by authorized officers of the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with their terms. The Existing Credit Agreement, as amended by this Third Amendment, remains in full force and effect and remains the valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms. The Borrowers hereby ratify and confirm the Existing Credit Agreement, as amended by this Third Amendment.
     (b) No Default or Event of Default has occurred or now exists under the Existing Credit Agreement and no Default or Event of Default will occur as a result of the effectiveness of this Third Amendment.
     (c) The representations and warranties of the Borrower contained in the Existing Credit Agreement, as modified by the Disclosure Schedule Amendment attached hereto as Exhibit B (the “Disclosure Schedule Amendment”), are true and correct in all material respects on and as of the date of this Third Amendment.
     5. Conditions to Effectiveness of Third Amendment. The effectiveness of this Third Amendment and the agreements set forth herein are subject to fulfillment, as determined in the sole judgment of Agent, of the following conditions:
     (a) Borrowers shall have executed and delivered to Lender this Third Amendment, the Revolving Note and the Disclosure Schedule Amendment and Lender shall have determined that the Disclosure Schedule Amendment is acceptable to Lender in its good faith determination;
     (b) Each Borrower shall have delivered to Lender a Certificate of the Secretary or an Assistant Secretary of such Borrower certifying that appropriate corporate actions authorizing the execution and delivery of this Third Amendment and the Revolving Note have been taken and covering such other matters as Agent may reasonably request;

     (c) Lender shall have determined that no Default or Event of Default exists;
     (d) Lender shall have scheduled the Field Audit, to be conducted within 90 days of the date of this Third Amendment; and
     (e) Borrowers shall have delivered such other documents and shall have taken such other actions as Lender in its reasonable discretion may require.
     6. Release. In consideration of the agreement of Lender to modify the terms of the Existing Credit Agreement as set forth in this Third Amendment, Borrowers hereby release, discharge and acquit forever Lender and any of its officers, directors, servants, agents, employees and attorneys, past and present, from any and all claims, demands and causes of action, of whatever nature, whether in contract or tort, accrued or to accrue, contingent or vested, known or unknown, arising out of or relating to the loans evidenced by the Existing Credit Agreement, as hereby amended, or Lender’s administration of the same or any other actions taken pursuant to the Existing Credit Agreement or under any other documents or instruments evidencing loans made by Lender to Borrowers or the administration of same; provided, however, that the foregoing release and the following indemnity relate only to actions or inactions of Lender through the date hereof.
     7. Payment of Costs/Expenses. Without limiting the generality of provisions in the Existing Credit Agreement (as amended by this Third Amendment) relating to payment of Lender’s costs and expenses, the Borrower will pay all reasonable out-of-pocket expenses, costs and charges of Lender’s attorneys incurred in connection with the preparation and implementation of this Third Amendment.
     8. Other Documents/Provisions to Remain in Force. Except as expressly amended hereby, the Existing Credit Agreement and all documents and instruments executed in connection therewith or contemplated thereby and all indebtedness incurred pursuant thereto shall remain in full force and effect and are in all respects hereby ratified and affirmed.
     9. Successors and Assigns. Subject to any restriction on assignment set forth in the Existing Credit Agreement, this Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     10. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall constitute one and the same Amendment.
     11. Incorporation by Reference. The Existing Credit Agreement and all exhibits thereto, and the exhibits to this Third Amendment are incorporated herein by this reference, except to the extent replaced by Exhibits attached to this Third Amendment.
     12. No Oral Loan Agreements. Pursuant to Mo. Rev. Stat. § 432.045 and § 432.047, the parties agree to the quoted language below (all references to “you” are references to Borrower and all references to “us” are references to Agent and Lenders):
ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR
     FROM ENFORCING REPAYMENT OF A

DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWER) AND US (AGENT AND LENDERS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
[Remaining portion of page is intentionally blank. Signature page follows]

     IN WITNESS WHEREOF, Lenders, Agent and Borrowers have caused this Third Amendment to be executed effective as of the date first written above.

BORROWERS: SYNERGETICS, INC.
By:	/s/ Pamela G. Boone
	Name:	Pamela G. Boone
	Title:	Chief Financial Officer

and SYNERGETICS, USA, INC.
By:	/s/ Pamela G. Boone
	Name:	Pamela G. Boone
	Title:	Chief Financial Officer

LENDER: REGIONS BANK
By:	/s/ Anne D. Silvestri
	Name:	Anne D. Silvestri
	Title:	Senior Vice President

TABLES OF EXHIBITS TO THIRD AMENDMENT
Exhibit A - Third Amended and Restated Revolving Note Payable to Regions Bank
Exhibit B - Disclosure Schedule Amendment
Exhibit C - Amended and Restated Borrowing Base Certificate

Exhibit A to Third
Amendment to Credit and
Security Agreement
AMENDED AND RESTATED
REVOLVING NOTE
$8,500,000.00
St. Louis, Missouri
June 7, 2007
     FOR VALUE RECEIVED, the undersigned, SYNERGETICS, INC., a Missouri corporation, and SYNERGETICS USA, INC., a Delaware corporation (individually, a “Borrower” and together, the “Borrowers”), hereby jointly and severally promise to pay on the Termination Date to the order of Regions Bank (the “Lender”), at its main office in St. Louis, Missouri, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Eight Million Five Hundred Thousand and 00/100 ($8,500,000.00) or, if less, the aggregate unpaid principal amount of all Advances and Swing Line Loans made by the Lender to the Borrowers under the Credit Agreement (defined below), together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated as of March 13, 2006, as heretofore amended by First Amendment dated as of September 26, 2006, by Second Amendment dated as of December 8, 2006 and by Third Amendment of even date herewith (as so amended, the “Credit Agreement”) by and among the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.
     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note evidences not only all Advances of Lender under the Revolving Credit Facility but also all Swing Line Loans made by Lender pursuant to Section 2.1A of the Credit Agreement.
     This Note, among other things, is secured pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.
     The Borrowers hereby agree to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.
     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

     This Note shall be governed by the internal substantive laws of the State of Missouri, without regard for its conflicts-of-law principles.
     This Note is a replacement for, but not a novation or refinancing of: (A) the Revolving Note dated as of September 26, 2006, as amended by Amended and Restated Revolving Note dated as of December 8, 2006, by Borrowers payable to the order of Lender; and (B) the Revolving Note dated as of September 26, 2006, as amended by Amended and Restated Revolving Note dated as of December 8, 2006, by Borrowers payable to the order of Wachovia Bank National Association, which Note has been purchased by Lender. This Note does not evidence or effect a release, or relinquishment of the priority, of the security interests in any Collateral (as defined in the Credit Agreement).
     ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED, THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (BORROWERS) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING (THIS NOTE, THE CREDIT AGREEMENT AND THE LOAN DOCUMENTS REFERRED TO THEREIN), WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENTS OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

BORROWERS: SYNERGETICS, INC.
BY:
NAME: Pamela G. Boone
TITLE: Chief Financial Officer

and SYNERGETICS USA, INC.
BY:
NAME: Pamela G. Boone
TITLE: Chief Financial Officer

Exhibit B to Third
Amendment to Credit and
Security Agreement
DISCLOSURE SCHEDULE

Exhibit C to Third
Amendment to Credit and
Security Agreement
AMENDED AND RESTATED
BORROWING BASE CERTIFICATE
Date of Computation:
     The undersigned (“Borrowers”) are the Borrowers under a Credit and Security Agreement dated March 13, 2006, as heretofore amended and as may be further amended from time to time, between the undersigned and Regions Bank (“Lender”).
     Borrowers hereby reaffirm all warranties made in the Credit and Security Agreement and other agreements in connection therewith and certifies and warrants that Borrowers hold, subject to the security interest of the Lender granted pursuant to the Credit and Security Agreement and all other documents creating a security interest which secures the Loan described therein, the following Collateral:

1.) Borrowers’ Total Accounts Receivable

2.) Less: Ineligible Accounts Receivable:

a.) Receivables over 90 days old

b.) Contra Accounts

c.) Affiliate/ Sub

d.) Employee

e.) Government

f.) Foreign

g.) Other

h.) Accounts of Synergetics IP, Inc.

3.) Eligible Accounts Receivable

4.) Loan Value of Eligible Accounts Receivable (85% of Line 3)

5.) Borrowers Total Inventory

6.) Less: Ineligible Inventory

a.) Work in Process

b.) Slow Moving

c.) Obsolete

7.) Eligible Inventory

8.) Loan Value of Inventory (50% of Line 7, but not more than $4,250,000)

9.) Loan Value of Eligible Accounts Receivable and Eligible Inventory (Line 4 plus Line 8), but in no event more than $8,500,000

10.) Outstanding Principal Balance and Amount of Letters of Credit

11.) Excess (Deficit) Availability (line 9 minus Line 10
Deficit Must be Repaid within 5 Days of the Date of this Certificate
Borrowers further certify and warrant that no Default under the Credit and Security Agreement is existing at the date of this Certificate and, to the best of the knowledge and belief of the Officer of the Borrowers executing this Certificate, there has not been (except as may be otherwise indicated below) any change since the computation date specified above which would materially reduce the amounts shown above if such amounts were computed as of the date of this Certificate.

Borrowers:	SYNERGETICS, INC
Dated:	By:
Name:
Title:

and SYNERGETICS USA, INC.
Dated:	By:
Name:
Title: